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                                                                    EXHIBIT 23.1

            CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

The Board of Directors
Neoware Systems, Inc.:

We consent to the use of our report dated August 4, 2004, with respect to the consolidated balance sheet of Neoware Systems, Inc. as of June 30, 2004 and 2003, and the related consolidated statements of operations, stockholders' equity and comprehensive income, and cash flows for each of the years in the three-year period ended June 30, 2004, incorporated herein by reference.

/s/ KPMG LLP

Philadelphia, Pennsylvania
July 12, 2005